Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of 180 Life Sciences Corp. (the “Company”) on Form S-1 of our report dated March 22, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as going concern, with respect to our audits of the consolidated financial statements of 180 Life Sciences Corp. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 appearing in the Annual Report on Form 10-K of 180 Life Sciences Corp. for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We were dismissed as auditors on April 17, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

San Francisco, CA

November 15, 2024